EXHIBIT 17.2

                               RESIGNATION LETTER

To whom it may concern:

         Effective immediately, the undersigned hereby resigned from all positions as an officer or director of Nanoscience Technologies, Inc., a Nevada corporation (the "Company"). Such resignation was not the result of any disagreement between the Company and the undersigned.


Date: December 6, 2006            /s/ David Rector
                                  ----------------------------------------------
                                  David Rector





                                      -6-